Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com

November 15, 2023

Public Service Company of New Mexico

PNM Energy Transition Bond Company I, LLC

414 Silver Ave. SW

Albuquerque, New Mexico 87102

Re: Registration Statement on Form SF-1

Ladies and Gentlemen:

We have acted as counsel to Public Service Company of New Mexico, a New Mexico corporation (the “Company”), and PNM Energy Transition Bond Company I, LLC, a Delaware limited liability company (the “Issuing Entity”), in connection with the Registration Statement on Form SF-1 (Registration Statement Nos. 333-274433 and 333-274433-01) filed on September 8, 2023, as amended by Amendment No. 1 thereto filed on October 13, 2023, and as amended by Amendment No. 2 thereto filed on October 30, 2023 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of $343,200,000 aggregate principal amount of Energy Transition Bonds, Series A (the “Bonds”) of the Issuing Entity offered in such manner as described in the prospectus, dated November 7, 2023 (the “Prospectus”), as filed with the Commission pursuant to Rule 424(b)(1) under the Securities Act. The Bonds are being issued under an Indenture dated as of November 15, 2023 (the “Base Indenture”), among the Issuing Entity, as issuing entity, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, as securities intermediary (the “Securities Intermediary”), as supplemented by a Series Supplement dated November 15, 2023 (the “Series Supplement” and, together with the Base Indenture, the “Indenture”), among the Issuing Entity, the Indenture Trustee and the Securities Intermediary, each of which has been filed with the Commission as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, and the exhibits filed therewith, and the Indenture. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and the Issuing Entity.

November 15, 2023 Page 2

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1.       The Issuing Entity is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

2.       The Issuing Entity has limited liability company power and authority to execute and deliver the Indenture, to authorize and issue the Bonds and to perform its obligations under the Indenture and the Bonds.

3.       The Bonds are validly issued and binding obligations of the Issuing Entity.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We express no opinion herein as to the law of any jurisdiction other than the law of the State of New York and the Limited Liability Company Act of the State of Delaware.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP